Toyota Business Highlights FY14 Q2



TOYOTA MOTOR SALES (TMS), U.S.A. INC. MONTHLY RESULTS

- The U.S. automobile SAAR figure for October 2013 came in at 15.2M units, above 15M units for twelve straight months.
- TMS October 2013 sales totaled 168,976 units, up 8.8% from October 2012 volume.
- RAV4 October 2013 sales volume rose 60.8% compared to October 2012 volume. Lexus volume continued to increase driven by new model launches.
- North American production for October 2013 totaled 118,695 units, a volume increase of 8.7% from October 2012.

U.S. light vehicle seasonally adjusted annual rate (SAAR) and Toyota Motor Sales (TMS), U.S.A. Inc. sales October 2008 - October 2013



Seasonally adjusted annual rate (units in millions)
18
16
14
12
10
8
6
Toyota U.S. light vehicle sales (units in thousands)
250
200
150
100
50
0
Oct-08
Jan-09
Apr-09
Jul-09
Oct-09
Jan-10
Apr-10
Jul-10
Oct-10
Jan-11
Apr-11
Jul-11
Oct-11
Jan-12
Apr-12
Jul-12
Oct-12
Jan-13
Apr-13
Jul-13
Oct-13

Source: Toyota, Bloomberg, Ward's Automotive Group.
Toyota Division represents Toyota and Scion vehicle sales.
Scion sales for October 2013 totaled 4,940 units, down by 16.1% from October 2012 Scion volume.
TMS monthly results include fleet sales volume.

Toyota Motor Sales, U.S.A. Inc. October 2013 unit sales



Toyota Division
Lexus
146,257
22,719

Toyota U.S. October 2013 unit sales - Toyota Division Top 5 makes



Oct-13
Oct-12

	Oct-12	Oct-13
Camry	29.926	29.144
Corolla	20.949	23.637
Prius	16.774	15.623
RAV4	10.936	17.590
Tacoma	12.191	12.351

Thousands of vehicles

Toyota U.S. October 2013 unit sales - Lexus Division Top 5 makes



Oct-13
Oct-12

	Oct-12	Oct-13
RX	6.928	7.979
ES	5.971	5.997
IS	2.116	3.570
GS	1.521	1.293
CT	1.199	0.842

Thousands of vehicles

TOYOTA MOTOR CORPORATION (TMC) FINANCIAL RESULTS

Yen in millions

TMC consolidated financial performance	Q2 FY2013	Q2 FY2014
Net Revenues	¥5,406,781	¥6,282,166
Operating Income (Loss)	340,607	592,092
Net Income attributable to TMC (Loss)	257,922	438,429

TMC Consolidated Balance Sheet		
Current Assets	¥11,961,374	¥14,582,349
Noncurrent finance receivables, net	5,539,741	7,549,535
Total Investments and other assets	6,565,456	8,962,456
Property, plant and equipment, net	6,034,111	7,152,369
Total Assets	¥30,100,682	¥38,246,709
Liabilities	¥18,835,408	¥24,231,660
Shareholders' equity	11,265,274	14,015,049
Total Liabilities and Shareholders' Equity	¥30,100,682	¥38,246,709

Operating Income (Loss) by geographic region		
Japan	¥143,725	¥373,952
North America	64,975	79,629
Europe	8,654	20,147
Asia	92,945	91,464
Other‡	31,532	33,640
Inter-segment elimination and/or unallocated amount	-1,224	-6,740



Production (units)	Q2 FY2013	Q2 FY2014
Japan	1,100,396	1,083,451
North America	390,885	405,711
Europe	77,865	131,061
Asia	478,164	462,254
Other‡	117,195	118,860

Sales (units)	Q2 FY2013	Q2 FY2014
Japan	615,260	575,429
North America	598,381	609,388
Europe	203,319	214,423
Asia	421,109	384,720
Other‡	409,554	451,942

‡ "Other" consists of Central and South America, Oceania, Africa and the Middle East, etc.
Source: Toyota Motor Corporation company filings.

TOYOTA MOTOR CREDIT CORPORATION (TMCC) FINANCIAL RESULTS

- Our consolidated net income was $244 million for Q2 FY2014 compared to $326 million for Q2 FY2013. The decrease for Q2 FY2014 was primarily due to an increase of $75 million in depreciation on operating leases, an increase of $31 million in interest expense, and an increase of $25 million in credit loss provisions, partially offset by a decrease of $51 million in income tax provisions.
- Market share in Q2 FY2014 increased to 68.7% from 64.2% in Q2 FY2013. Financing volume increased driven primarily by an increased number of lease contracts and an increase in TMS subvention.
- Net charge-offs as a percentage of average gross earning assets remained at 0.23% for Q2 FY2014 and Q2 FY2013.
- Aggregate balances for accounts 60 or more days past due as a percentage of gross earning assets decreased by 0.02% in Q2 FY2014 compared to Q2 FY2013.

[1]Toyota Financial Services (TFS) market share represents the percentage of total domestic TMS sales of new Toyota and Lexus vehicles financed by us, excluding non-Toyota/Lexus sales, sales under dealer rental car and commercial fleet programs and sales of a private Toyota distributor.
*TMCC consumer portfolio includes TMCC and its consolidated subsidiaries

U.S. dollars in millions

TMCC financial performance	Q2 FY2013	Q2 FY2014
Total financing revenues	$1,822	$1,845
Income before income taxes	526	393
Net Income	326	244
Debt-to-Equity Ratio	9.9x	11.3x


TFS - Market Share[1]
Q2 FY2013
Q2 FY2014
Q2 FY2014
68.7%
Q2 FY2013
64.2%


TMCC - Percentage of contracts subvened
Q2 FY2013
Q2 FY2014
100%
80%
60%
40%
20%
0%
60.7%
62.6%
26.8%
26.8%
83.8%
93.6%
New retail contracts
Used retail contracts
Lease contracts


TMCC - Vehicle financing volume
Q2 FY2013
Q2 FY2014
units in thousands
250
200
150
100
50
0
196
203
71
82
80
125
New retail contracts
Used retail contracts
Lease contracts


TMCC - Consumer portfolio credit performance*
Net charge-offs as a percentage of average gross earning assets
Aggregate balances for accounts 60 or more days past due as a percentage of gross earning assets
1.25%
1.00%
0.75%
0.50%
0.25%
0.00%
Q2 FY2010
Q2 FY2011
Q2 FY2012
Q2 FY2013
Q2 FY2014

NORTH AMERICAN SHORT-TERM FUNDING PROGRAMS

- Toyota Motor Credit Corporation (TMCC), Toyota Credit de Puerto Rico Corp. (TCPR), and Toyota Credit Canada Inc. (TCCI)† maintain direct relationships with institutional commercial paper investors through its **Sales & Trading team**, providing each access to a variety of domestic and global markets through three, distinct 3(a)(3) programs.
- For Q2 FY2014, TMCC and TCPR commercial paper programs ranged from approximately $23.6 billion to $28.0 billion with an average outstanding balance of $25.3 billion. As of September 30, 2013 the programs had an average remaining maturity of 87 days.

†TCCI and TMCC are subsidiaries of Toyota Financial Services Corporation, a wholly-owned subsidiary of Toyota Motor Corporation.
‡TMCC consolidated financial liabilities include TMCC and its consolidated subsidiaries, which includes TCPR.


TMCC consolidated financial liabilities comparison
Amount ($billions)
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
9.3
42.5
24.2
7.1
46.3
27.5
Secured notes & loans payable
Unsecured notes & loans payable
Commercial Paper
Q2 FY2013
Q2 FY2014

LET'S GO PLACES

- Toyota will introduce 9 new or updated models in 2013, including the brand new 2014 Lexus IS and 2014 Toyota Corolla.
- TMCC has updated its Investor Relations site. Please visit **www.toyotafinancial.com**, and select *Investor Relations* located in the upper-right hand corner of the browsing page.
- Toyota has recently created the Toyota in Action website highlighting the company's operations and innovations across the United States. Please visit **www.toyotainaction.com**, to learn more about our U.S. activities and impact.

Forward looking statements are subject to risks and uncertainties that could cause actual results to fall short of current expectations. Toyota and its affiliates discuss these risks and uncertainties in filings they make with the Securities and Exchange Commission. This presentation does not constitute an offer to purchase any securities. Any offer or sale of securities will be made only by means of a prospectus and related documentation.

The Toyota Financial Services Sales & Trading team engages in direct dialogue with institutional investors delivering a variety of fixed income products to meet our clients' investment objectives and risk tolerances. We focus on providing simple, personal, and proactive service in the execution of all trades.

Sales & Trading Contacts
Nicholas Ro
Sales & Trading Manager
(310) 468-7758
nicholas_ro@toyota.com

East Region
David Johnson
East Region Manager
(310) 468-7343
david_johnson@toyota.com

Central/West Region
Darren Marco
Central/West Region Manager
(310) 468-5330
darren_marco@toyota.com

West Region
Jason Katzen
West Region Representative
(310) 468-3219
Jason_katzen@toyota.com

*Please direct all inquiries to **(800) 292-1147** or email us at **tfs_trading@toyota.com***